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                                                                     EXHIBIT 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         WILLIAMS ENERGY PARTNERS L.P.

     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

     I.   The name of the limited partnership is:

                         WILLIAMS ENERGY PARTNERS L.P.

     II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

     III. The name and mailing address of each partner is as follows:

          Williams Energy Services                Williams GP LLC
          One Williams Center                     One Williams Center
          Tulsa, OK 74172                         Tulsa, OK 74172

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of WILLIAMS ENERGY PARTNERS L.P. this 30th day of August, 2000.

                                      WILLIAMS ENERGY SERVICES
                                      Limited Partner

                                      By: /s/ Steven J. Malcolm
                                         ---------------------------------------
                                           Authorized Person

                                      WILLIAMS GP LLC
                                      General Partner

                                      By: /s/ Steven J. Malcolm
                                         ---------------------------------------
                                           Authorized Person